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                                                                     Exhibit 5.1


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                              August 7, 2000


Wit SoundView Group, Inc.
826 Broadway
New York, New York 10003

               Re:      Wit SoundView Group, Inc.
                        Registration Statement on Form S-4
                        (Commission File No. 333-42062)
                        ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Wit SoundView Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to 28,486,247 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), in connection with the proposed merger (the "Merger") of E*OFFERING Corp., a California corporation ("E*OFFERING"), with and into Wit SoundView Corporation, a wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Wit SoundView Corporation and E*OFFERING, dated as of May 15, 2000.

                  This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (the "Commission") on July 24, 2000 (the "Registration Statement");
(ii) the Merger Agreement (filed as
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Wit SoundView Group, Inc.
August 7, 2000
Page 2


Appendix I to the proxy statement/prospectus which forms part of the Registration Statement); (iii) a specimen certificate representing the Common Stock; (iv) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (v) the By-Laws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Directors of the Company relating to the Merger, the Merger Agreement and the issuance of the Shares in connection therewith. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction.

                  Based upon and subject to the foregoing, we are of the opinion that when the Shares are issued in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do
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Wit SoundView Group, Inc.
August 7, 2000
Page 3


not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP